EXHIBIT H.(XXV)

AMENDED AND RESTATED

EXPENSE LIMITATION AGREEMENT

THIS AMENDED AND RESTATED EXPENSE LIMITATION AGREEMENT, dated as of November 1, 2010, between The Hartford Mutual Funds, Inc. and The Hartford Mutual Funds II, Inc. (each a “Company” and collectively, the “Companies”) on behalf of each series of the Companies (each a “Fund” and collectively, the “Funds”) and Hartford Investment Financial Services, LLC (the “Adviser”).

WHEREAS, the Adviser has been appointed the investment adviser of each of the Funds pursuant to an Investment Management Agreement between each Company, on behalf of the Funds, and the Adviser; and

WHEREAS, each Company and the Adviser desire to enter into the arrangements described herein relating to certain expenses of the Funds;

NOW, THEREFORE, each Company and the Adviser hereby agree as follows:

1.             For the period commencing November 1, 2009 through February 28, 2011, the Adviser hereby agrees to reimburse Fund expenses, exclusive of taxes, interest expense, brokerage commissions, acquired fund fees and expenses and extraordinary expenses, to the extent necessary to maintain the net annual operating expenses specified for the class of shares of each Fund listed on Schedule A.

2.             For the period commencing November 1, 2009 through February 28, 2011, the Adviser hereby agrees to reimburse Fund expenses, exclusive of taxes, interest expense, brokerage commissions and extraordinary expenses, to the extent necessary to maintain the net annual operating expenses specified for the class of shares of each Fund listed on Schedule B.

3.             For the period commencing July 1, 2010 through February 29, 2012 (or February 28, 2011 for Class L shares of The Hartford Growth Fund, The Hartford Growth Opportunities Fund, The Hartford SmallCap Growth Fund and The Hartford Value Opportunities Fund), the Adviser hereby agrees to reimburse Fund expenses, exclusive of taxes, interest expense, brokerage commissions, acquired fund fees and expenses and extraordinary expenses, to the extent necessary to maintain the net annual operating expenses specified for the class of shares of each Fund listed on Schedule C.

4.             For the period commencing July 1, 2010 through February 29, 2012, the Adviser hereby agrees to reimburse Fund expenses, exclusive of taxes, interest expense, brokerage commissions and extraordinary expenses, to the extent necessary to maintain the net annual operating expenses specified for the class of shares of each Fund listed on Schedule D.

5.             For the period commencing November 1, 2010 through February 29, 2012 (or February 28, 2011 for Class L shares of The Hartford Inflation Plus Fund), the Adviser hereby agrees to reimburse Fund expenses, exclusive of taxes, interest expense, brokerage commissions, acquired fund fees and expenses and extraordinary expenses, to the extent necessary to maintain the net annual operating expenses specified for the class of shares of each Fund listed on Schedule E.

6.             The reimbursements described in Section 1, Section 2, Section 3, Section 4 and Section 5 above are not subject to recoupment by the Adviser.

7.             The Adviser understands and intends that the Funds will rely on this Agreement (1) in preparing and filing amendments to the registration statements for the Companies on Form N-1A with the Securities and Exchange Commission, (2) in accruing each Fund’s expenses for purposes of calculating its net asset value per share and (3) for certain other purposes and expressly permits the Funds to do so.

8.             This Agreement shall renew automatically for one-year terms unless the Adviser provides written notice of termination prior to the start of such term.

9.             This Agreement may be amended or modified by mutual consent of the Adviser and the Board of Directors of the respective Company at any time prior to the expiration date of the Agreement.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

THE HARTFORD MUTUAL FUNDS, INC.

Name:	/s/Tamara L. Fagely
Tamara L. Fagely
Title:	Vice President, Treasurer and Controller

THE HARTFORD MUTUAL FUNDS II, INC.

Name:	/s/Tamara L. Fagely
Tamara L. Fagely
Title:	Vice President, Treasurer and Controller

HARTFORD INVESTMENT FINANCIAL SERVICES, LLC

Name:	/s/Robert Arena
Robert Arena
Title:	President

SCHEDULE A

Fund	Total Net Annual Operating Expense Limit (as a percent of average daily net assets)
The Hartford Global Enhanced Dividend Fund	Class A: 1.60% Class C: 2.35% Class I: 1.35% Class R3: 1.85% Class R4: 1.60% Class R5: 1.35% Class Y: 1.25%

The Hartford Tax-Free National Fund	Class A: 0.85% Class B: 1.60% Class C: 1.60% Class I: 0.60% Class L: 0.80% Class Y: 0.60%

SCHEDULE B

Fund	Total Net Annual Operating Expense Limit (as a percent of average daily net assets)
The Hartford Target Retirement 2010 Fund	Class A: 1.00% Class R3: 1.30% Class R4: 1.00% Class R5: 0.80% Class Y: 0.80%

The Hartford Target Retirement 2015 Fund	Class R3: 1.30% Class R4: 1.00% Class R5: 0.80%

The Hartford Target Retirement 2020 Fund	Class A: 1.05% Class R3: 1.35% Class R4: 1.05% Class R5: 0.85% Class Y: 0.85%

The Hartford Target Retirement 2025 Fund	Class R3: 1.35% Class R4: 1.05% Class R5: 0.85%

The Hartford Target Retirement 2030 Fund	Class A: 1.05% Class R3: 1.35% Class R4: 1.05% Class R5: 0.85% Class Y: 0.85%

The Hartford Target Retirement 2035 Fund	Class R3: 1.35% Class R4: 1.05% Class R5: 0.85%

The Hartford Target Retirement 2040 Fund	Class R3: 1.35% Class R4: 1.05% Class R5: 0.85%

The Hartford Target Retirement 2045 Fund	Class R3: 1.40% Class R4: 1.10% Class R5: 0.90%

The Hartford Target Retirement 2050 Fund	Class R3: 1.40% Class R4: 1.10% Class R5: 0.90%

SCHEDULE C

Fund	Total Net Annual Operating Expense Limit (as a percent of average daily net assets)
The Hartford Advisers Fund	Class A: 1.18% Class R3: 1.40% Class R4: 1.10% Class R5: 0.80%

The Hartford Balanced Income Fund(1)	Class A: 1.25% Class B: 2.00% Class C: 2.00% Class I: 1.00% Class R3: 1.50% Class R4: 1.20% Class R5: 0.90% Class Y: 0.85%

The Hartford Capital Appreciation Fund	Class A: 1.29% Class I: 1.04% Class R3: 1.40% Class R4: 1.10% Class R5: 0.80%

The Hartford Capital Appreciation II Fund	Class A: 1.60% Class B: 2.35% Class C: 2.35% Class I: 1.35% Class R3: 1.70% Class R4: 1.40% Class R5: 1.10% Class Y: 1.05%

The Hartford Disciplined Equity Fund	Class A: 1.35% Class B: 2.10% Class C: 2.10% Class R3: 1.50% Class R4: 1.20% Class R5: 0.90% Class Y: 0.85%

The Hartford Diversified International Fund	Class A: 1.45% Class B: 2.20% Class C: 2.20% Class I: 1.20% Class R3: 1.65% Class R4: 1.35% Class R5: 1.05% Class Y: 1.00%

The Hartford Dividend and Growth Fund	Class A: 1.25% Class I: 1.00% Class R3: 1.35% Class R4: 1.05% Class R5: 0.75%

The Hartford Equity Income Fund	Class A: 1.25% Class B: 2.00% Class C: 2.00% Class I: 1.00% Class R3: 1.50% Class R4: 1.20% Class R5: 0.90% Class Y: 0.85%

The Hartford Floating Rate Fund	Class A: 1.00%(2) Class B: 1.75%(2) Class C: 1.75%(2) Class I: 0.75%(2) Class R3: 1.25%(2) Class R4: 1.00%(2) Class R5: 0.70%(3) Class Y: 0.70%(3)

The Hartford Fundamental Growth Fund	Class A: 1.30% Class B: 2.05% Class C: 2.05% Class I: 1.05% Class R3: 1.50% Class R4: 1.20% Class R5: 0.90% Class Y: 0.85%

The Hartford Global All-Asset Fund(4)	Class A: 1.45% Class C: 2.20% Class I: 1.20% Class R3: 1.70% Class R4: 1.40% Class R5: 1.10% Class Y: 1.05%

The Hartford Global Growth Fund	Class A: 1.48% Class B: 2.23% Class C: 2.23% Class R3: 1.60% Class R4: 1.30% Class R5: 1.00% Class Y: 0.95%

The Hartford Global Health Fund	Class A: 1.60% Class B: 2.35% Class C: 2.35% Class I: 1.35% Class R3: 1.65% Class R4: 1.35% Class R5: 1.05% Class Y: 1.00%

The Hartford Global Real Asset Fund(5)	Class A: 1.45% Class C: 2.20% Class I: 1.20% Class R3: 1.70% Class R4: 1.40% Class R5: 1.10% Class Y: 1.05%

The Hartford Global Research Fund	Class A: 1.45% Class B: 2.20% Class C: 2.20% Class I: 1.20% Class R3: 1.65% Class R4: 1.35% Class R5: 1.05% Class Y: 1.00%

The Hartford Growth Fund	Class A: 1.30% Class B: 2.05% Class C: 2.05% Class I: 1.05% Class L: 1.42% Class R3: 1.50% Class R4: 1.20% Class R5: 0.90% Class Y: 0.85%

The Hartford Growth Opportunities Fund	Class A: 1.36% Class B: 2.11% Class C: 2.11% Class I: 1.11% Class L: 1.45% Class R3: 1.45% Class R4: 1.15% Class R5: 0.85% Class Y: 0.85%

The Hartford International Growth Fund	Class A: 1.55% Class B: 2.30% Class C: 2.30% Class I: 1.30% Class R3: 1.60% Class R4: 1.30% Class R5: 1.00% Class Y: 0.95%

The Hartford International Opportunities Fund	Class A: 1.30% Class B: 2.05% Class C: 2.05% Class I: 1.05% Class R3: 1.50% Class R4: 1.20% Class R5: 0.90% Class Y: 0.85%

The Hartford International Small Company Fund	Class A: 1.60% Class B: 2.35% Class C: 2.35% Class I: 1.35% Class R3: 1.65% Class R4: 1.35% Class R5: 1.05% Class Y: 1.00%

The Hartford International Value Fund	Class A: 1.40% Class C: 2.15% Class I: 1.15% Class R3: 1.60% Class R4: 1.30% Class R5: 1.00% Class Y: 0.95%

The Hartford MidCap Fund	Class A: 1.37% Class I: 1.12% Class R3: 1.50% Class R4: 1.20% Class R5: 0.90%

The Hartford MidCap Value Fund	Class A: 1.35% Class B: 2.10% Class C: 2.10% Class I: 1.10% Class R3: 1.55% Class R4: 1.25% Class R5: 0.95% Class Y: 0.90%

The Hartford Small Company Fund	Class A: 1.40% Class B: 2.15% Class C: 2.15% Class I: 1.15% Class R3: 1.55% Class R4: 1.25% Class R5: 0.95% Class Y: 0.90%

The Hartford SmallCap Growth Fund	Class A: 1.40% Class B: 2.15% Class C: 2.15% Class I: 1.15% Class L: 1.25% Class R3: 1.60% Class R4: 1.30% Class R5: 1.00% Class Y: 0.95%

The Hartford Small/Mid Cap Equity Fund	Class A: 1.30% Class B: 2.05% Class C: 2.05% Class Y: 0.85%

The Hartford Value Fund(6)	Class A: 1.25% Class B: 2.00% Class C: 2.00% Class I: 1.00% Class R3: 1.45% Class R4: 1.15% Class R5: 0.85% Class Y: 0.80%

The Hartford Value Opportunities Fund	Class A: 1.35% Class B: 2.10% Class C: 2.10% Class I: 1.10% Class L: 1.40% Class R3: 1.55% Class R4: 1.25% Class R5: 0.95% Class Y: 0.90%

(1) For The Hartford Balanced Income Fund, effective November 1, 2010, the Adviser has contractually agreed to waive 0.50% of its management fees, until February 29, 2012.  While such waiver is in effect, the Adviser has contractually agreed to reimburse expenses (exclusive of taxes, interest expenses, brokerage commissions, acquired fund fees and expenses and extraordinary expenses) to the extent necessary to maintain total annual operating expenses as follows:  0.75% (Class A), 1.50% (Class B), 1.50% (Class C), 0.50% (Class I), 1.00% (Class R3), 0.70% (Class R4), 0.40% (Class R5) and 0.35% (Class Y).

(2) The expense cap figure noted in the table above is permanent.

(3) For Class R5 and Class Y shares of The Hartford Floating Rate Fund, the Adviser has contractually agreed to reimburse expenses (exclusive of taxes, interest expenses, brokerage commissions, acquired fund fees and expenses and extraordinary expenses) to the extent necessary to maintain total annual fund operating expenses at the levels noted in the table above.  Class R5 and Class Y Shares of The Hartford Floating Rate Fund are also subject to a permanent expense cap of 0.85% and 0.75%, respectively.

(4) For The Hartford Global All-Asset Fund, the Adviser has entered into an agreement with the Fund pursuant to which 0.40% of the management fee will be waived until May 31, 2011. While such waiver is in effect, the Adviser has contractually agreed to reimburse expenses (exclusive of taxes, interest expense, brokerage commissions, acquired fund fees and expenses and extraordinary expenses) to the extent necessary to maintain total annual operating expenses as follows: 1.05% (Class A), 1.80% (Class C), 0.80% (Class I), 1.30% (Class R3), 1.00% (Class R4), 0.70% (Class R5) and 0.65% (Class Y).

(5) For The Hartford Global Real Asset Fund, the Adviser has entered into an agreement with the Fund pursuant to which 0.40% of the management fee will be waived until May 31, 2011.  While such waiver is in effect, the Adviser has contractually agreed to reimburse expenses (exclusive of taxes, interest expense, brokerage commissions, acquired fund fees and expenses and extraordinary expenses) to the extent necessary to maintain total annual operating expenses as follows: 1.05% (Class A), 1.80% (Class C), 0.80% (Class I), 1.30% (Class R3), 1.00% (Class R4), 0.70% (Class R5) and 0.65% (Class Y).

(6) For The Hartford Value Fund, effective July 1, 2010, the Adviser has contractually agreed to waive 0.05% of its management fees, until June 30, 2011.  While such waiver is in effect, the Adviser has contractually agreed to reimburse expenses (exclusive of taxes, interest expenses, brokerage commissions, acquired fund fees and expenses and extraordinary expenses) to the extent necessary to maintain total annual fund operating expenses as follows:  1.20% (Class A), 1.95% (Class B), 1.95% (Class C), 0.95% (Class I), 1.40% (Class R3), 1.10% (Class R4), 0.80% (Class R5) and 0.75% (Class Y).

SCHEDULE D

Fund	Total Net Annual Operating Expense Limit (as a percent of average daily net assets)
The Hartford Balanced Allocation Fund	Class A: 1.40% Class B: 2.15% Class C: 2.15% Class I: 1.15% Class R3: 1.65% Class R4: 1.35% Class R5: 1.05%

The Hartford Checks and Balances Fund	Class A: 1.25% Class B: 2.00% Class C: 2.00% Class I: 1.00% Class R3: 1.40% Class R4: 1.10% Class R5: 0.80%

The Hartford Conservative Allocation Fund	Class A: 1.35% Class B: 2.10% Class C: 2.10% Class I: 1.10% Class R3: 1.60% Class R4: 1.30% Class R5: 1.00%

The Hartford Equity Growth Allocation Fund	Class A: 1.60% Class B: 2.35% Class C: 2.35% Class I: 1.35% Class R3: 1.75% Class R4: 1.45% Class R5: 1.15%

The Hartford Growth Allocation Fund	Class A: 1.50% Class B: 2.25% Class C: 2.25% Class I: 1.25% Class R3: 1.70% Class R4: 1.40% Class R5: 1.10%

SCHEDULE E

Fund	Total Net Annual Operating Expense Limit (as a percent of average daily net assets)
The Hartford High Yield Fund	Class A: 1.05% Class B: 1.80% Class C: 1.80% Class I: 0.80% Class R3: 1.35% Class R4: 1.05% Class R5: 0.75% Class Y: 0.70%

The Hartford High Yield Municipal Bond Fund	Class A: 0.90% Class B: 1.65% Class C: 1.65% Class I: 0.65%

The Hartford Income Fund	Class A: 0.95%(1) Class B: 1.70%(1) Class C: 1.70%(1) Class Y: 0.65%(1)

The Hartford Inflation Plus Fund	Class A: 0.85%(2) Class B: 1.60%(2) Class C: 1.60%(2) Class I: 0.60%(2) Class L: 0.85%(2) Class R3: 1.20%(2) Class R4: 0.90%(2) Class R5: 0.60%(2) Class Y: 0.55%(2)

The Hartford Money Market Fund	Class A: 0.85%(3) Class B: 1.60%(3) Class C: 1.60%(3) Class R3: 1.15%(3) Class R4: 0.85%(3) Class R5: 0.60%(3) Class Y: 0.55%(3)

The Hartford Short Duration Fund	Class A: 0.85%(4) Class B: 1.60%(4) Class C: 1.60%(4) Class I: 0.60%(4) Class Y: 0.55%(4)

The Hartford Strategic Income Fund	Class A: 1.00% Class B: 1.75% Class C: 1.75% Class I: 0.75% Class Y: 0.65%

The Hartford Total Return Bond Fund	Class A: 0.95%(5) Class B: 1.70%(5) Class C: 1.70%(5) Class I: 0.70%(5) Class R3: 1.25%(6) Class R4: 0.95%(5) Class R5: 0.65%(5) Class Y: 0.60%(5)

(1) For Class A, Class B, Class C and Class Y shares of The Hartford Income Fund, the Adviser has contractually agreed to reimburse expenses (exclusive of taxes, interest expenses, brokerage commissions, acquired fund fees and expenses and extraordinary expenses) to the extent necessary to maintain total annual fund operating expenses at the levels noted in the table above. Class A, Class B, Class C and Class Y Shares of The Hartford Income Fund are also subject to a permanent expense cap of 1.00%, 1.75%, 1.75% and 0.75%, respectively.

(2) For Class A, Class B, Class C, Class I, Class L, Class R3, Class R4, Class R5 and Class Y shares of The Hartford Inflation Plus Fund, the Adviser has contractually agreed to reimburse expenses (exclusive of taxes, interest expenses, brokerage commissions, acquired fund fees and expenses and extraordinary expenses) to the extent necessary to maintain total annual fund operating expenses at the levels noted in the table above. Class A, Class B, Class C, Class I, Class L, Class R3, Class R4, Class R5 and Class Y Shares of The Hartford Inflation Plus Fund are also subject to a permanent expense cap of 1.00%, 1.75%, 1.75%, 0.75%, 1.00%, 1.25%, 1.00%, 0.85% and 0.75%, respectively.

(3) For Class A, Class B, Class C, Class R3, Class R4, Class R5 and Class Y shares of The Hartford Money Market Fund, the Adviser has contractually agreed to reimburse expenses (exclusive of taxes, interest expenses, brokerage commissions, acquired fund fees and expenses and extraordinary expenses) to the extent necessary to maintain total annual fund operating expenses at the levels noted in the table above. Class A, Class B, Class C, Class R3, Class R4, Class R5 and Class Y Shares of The Hartford Money Market Fund are also subject to a permanent expense cap of 1.00%, 1.75%, 1.75%, 1.25%, 1.00%, 0.85% and 0.75%, respectively.

(4) For Class A, Class B, Class C, Class I and Class Y shares of The Hartford Short Duration Fund, the Adviser has contractually agreed to reimburse expenses (exclusive of taxes, interest expenses, brokerage commissions, acquired fund fees and expenses and extraordinary expenses) to the extent necessary to maintain total annual fund operating expenses at the levels noted in the table above. Class A, Class B, Class C, Class I and Class Y Shares of The Hartford Short Duration Fund are also subject to a permanent expense cap of 1.00%, 1.75%, 1.75%, 0.75% and 0.75%, respectively.

(5) For Class A, Class B, Class C, Class I, Class R4, Class R5 and Class Y shares of The Hartford Total Return Bond Fund, the Adviser has contractually agreed to reimburse expenses (exclusive of taxes, interest expenses, brokerage commissions, acquired fund fees and expenses and extraordinary expenses) to the extent necessary to maintain total annual fund operating expenses at the levels noted in the table above. Class A, Class B, Class C, Class I, Class R4, Class R5 and Class Y Shares of The Hartford Total Return Bond Fund are also subject to a permanent expense cap of 1.00%, 1.75%, 1.75%, 0.75%, 1.00%, 0.85% and 0.75%, respectively.

(6) The expense cap figure noted in the table above is permanent.